EXHIBIT 24

POWER OF ATTORNEY

WHEREAS, HealthMarkets, Inc., a Delaware corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his or her name, respectively;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Kenneth J. Fasola and R. Scott Donovan and each of them individually, his/her attorney with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 15th day of March, 2013.

/s/ Kenneth J. Fasola
Kenneth J. Fasola, Director
Chief Executive Officer

/s/ R. Scott Donovan
R. Scott Donovan
Chief Financial Officer

/s/ Connie Palacios
Connie Palacios, Vice President, Controller and
Principal Accounting Officer

/s/ Phillip J. Hildebrand
Phillip J. Hildebrand, Director and Chairman

/s/ Chinh E. Chu
Chinh E. Chu, Director

/s/ Jason K. Giordano
Jason K. Giordano, Director

/s/ Adrian M. Jones
Adrian M. Jones, Director

/s/ Mural R. Josephson
Mural R. Josephson, Director

/s/ R. Neal Pomroy
R. Neal Pomroy, Director

/s/ Steven J. Shulman
Steven J. Shulman, Director